Exhibit 16.1

April 1, 2008

Securities and Exchange Commission
Washington, D.C. 20549

                                Re: Sinoenergy Corporation
                                File No. 0-30017

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Sinoenergy Corporation dated April 1, 2008 and with a report date of March 11, 2008, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Schwartz Levitsky Feldman LLP

Schwartz Levitsky Feldman LLP